                                                                     EXHIBIT 3.A

                  SECOND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             PLAINS RESOURCES INC.
                             ---------------------


     The undersigned, being the President and Secretary of Plains Resources Inc. (the "Corporation") a corporation organized and existing under the laws of the State of Delaware, do hereby state and certify that: (i) the name of the Corporation is Plains Resources Inc.; (ii) the Corporation was originally incorporated under the name of Alifin Resources Inc. under the original Certificate of Incorporation filed with the Secretary of State of Delaware on September 10, 1976; (iii) on November 9, 1995, the Board of Directors of the Corporation duly adopted this Second Restated Certificate of Incorporation without a vote of stockholders in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware; (iv) this Second Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Second Restated Certificate of Incorporation; and (v) the text of the Certificate of Incorporation of the Corporation as heretofore amended or supplemented is hereby restated to read in full, as follows:

                 "SECOND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             PLAINS RESOURCES INC.
                             ---------------------

FIRST:  The name of the Corporation is PLAINS RESOURCES INC.
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SECOND:  The address of its registered office in the State of Delaware is 1013
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Centre Road, Wilmington, Delaware 19805, County of Newcastle.  The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

THIRD:  The nature of the business or purposes to be conducted or promoted is:
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To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:  The total number of shares of stock which the Corporation shall have
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authority to issue is 52,000,000 shares, of which 50,000,000 shall be shares of common stock of a par value of $.10 per share and 2,000,000 shall be shares of preferred stock of a par value of $1.00 per share.

     The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of preferred stock in one or more series, with such voting powers, full or limited or without voting powers, and with such designations, preferences and relative, participating, option or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

     (i)  the designation of and number of shares constituting such series;

     (ii)the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of any other class or classes of capital stock, and whether such dividends shall be cumulative or noncumulative;

     (iii)whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

     (iv)the terms and amounts of any sinking fund provided for the purchase or redemption of the shares of such series;

     (v)the extent, if any, to which the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation, and, if provision be made for conversion or exchange, the time, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

     (vi)the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of directors or otherwise;

     (vii) the restrictions, if any, on the issue or reissue of any additional preferred stock; and

     (viii)the rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation.

FIFTH:  The Corporation is to have perpetual existence.
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SIXTH:  In furtherance and not in limitation of the powers conferred by statute,
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the Board of Directors is expressly authorized:

     To make, alter or repeal the Bylaws of the Corporation;

     To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation;

     To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

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

     By resolution passed by a majority of the whole Board, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

SEVENTH:  Whenever a compromise or arrangement is proposed between this
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Corporation and its creditors or any class of them and/or between this
Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stock holders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

EIGHTH:  Meetings of stockholders may be held within or without the State of
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Delaware, as the Bylaws may provide.  The books of the Corporation may be kept
(subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

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

NINTH:  The Corporation reserves the right to amend, alter, change or repeal any
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provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

TENTH:  No director shall be personally liable to the Corporation or its
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stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (a) for breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article TENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     The Corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action, suit or proceeding (whether civil, criminal or otherwise) by reason of fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. The rights to indemnification set forth in this Article TENTH shall not be exclusive of any other rights to which any person may be entitled under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, contract, vote of stockholders or disinterested directors or otherwise.

ELEVENTH:  Notwithstanding any other provisions of this Certificate of
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Incorporation or the Bylaws of the Corporation to the contrary, no action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting of such stockholders, except (a) any action which may be taken solely upon the vote or consent of holders of preferred stock, or any series thereof, or (b) any action taken upon the signing of a consent in writing, setting forth the action so taken, by all the stockholders of the Corporation entitled to vote thereon.

     Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of eighty percent (80%) or more of the outstanding shares of Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with this Article ELEVENTH. The term "Voting Stock" shall mean all capital stock which by its terms may be voted on all matters submitted to the stockholders of the Corporation, generally.

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

TWELFTH:  Subject to the rights which any class or series of stock having a
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preference over the common stock as to dividends or upon liquidation may have with respect to directors elected by such class or series, a director may be removed from office, without cause, only by the affirmative vote of the holders of eighty percent (80%) or more of the outstanding shares of Voting Stock entitled to vote for the election of such director. The term "Voting Stock" shall mean all capital stock which by its terms may be voted on all matters submitted to stockholders of the Corporation, generally.

     Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of eighty percent (80%) or more of the outstanding shares of Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with this Article TWELFTH."

     IN WITNESS WHEREOF, we the undersigned have signed this certificate this 24th day of January, 1996.


                                    /s/ Greg L. Armstrong
                                    -----------------------------------
                                    Greg L. Armstrong
                                    President

ATTEST:


By: /s/ Michael R. Patterson
    ----------------------------------
     Michael R. Patterson
     Secretary

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